EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement No. 33-99054 (Form S-3) of Telident, Inc. and to the incorporation by reference therein of our report dated August 26, 1996, with respect to the financial statements of Telident, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1996.

Saint Paul, Minnesota
May 1, 1997

                           /s/ MCGLADREY & PULLEN, LLP